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                                                                     EXHIBIT 4.6


                              CERTIFICATE OF TRUST
                                       OF
                               CC FUNDING TRUST II


     THIS CERTIFICATE OF TRUST of CC Funding Trust II (the "TRUST"), dated as of January 9, 2003, is being duly executed and filed by the undersigned, as trustees, with the Secretary of State of the State of Delaware to form a statutory trust under the Delaware Statutory Trust Act (12 DEL. CODE SECTION 3801 et seq.).

     1. NAME. The name of the statutory trust being formed hereby is "CC Funding Trust II."

     2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are as follows: The Bank of New York (Delaware), 700 White Clay Center, Route 273, Newark, DE 19711.

     3. EFFECTIVE DATE. This Certificate of Trust shall be effective at the time of its filing with the Secretary of State of the State of Delaware.

     4. COUNTERPARTS. This Certificate of Trust may be executed in one or more counterparts.


                           [SIGNATURE PAGE TO FOLLOW]

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     IN WITNESS WHEREOF, the undersigned, being all of the trustees of the Trust at the time of filing of this Certificate of Trust, have executed this Certificate of Trust as of the date first above written.


                                        THE BANK OF NEW YORK
                                         (DELAWARE).
                                        as Delaware Trustee


                                        By: /s/ William T. Lewis
                                            --------------------
                                            Name: William T. Lewis
                                            Title: Senior Vice President


                                        THE BANK OF NEW YORK
                                        as Property Trustee


                                        By: /s/ Paul J. Schmalzel
                                            ---------------------
                                            Name: Paul J. Schmalzel
                                            Title: Vice President


                                        WENDY L. AUMILLER,
                                        as Administrative Trustee


                                        By: /s/ Wendy L. Aumiller
                                            ---------------------